Exhibit 99.1
AdvanSix.com
News Release

ADVANSIX ANNOUNCES SECOND QUARTER 2018 FINANCIAL RESULTS

Sales of $400 million, up 11% versus prior year

Cash Flow from Operations of $33 million, up 12% versus prior year

Earnings Per Share of $0.91, up 10% versus prior year

Parsippany, N.J., August 3, 2018 - AdvanSix (NYSE: ASIX) today announced its financial results for the second quarter ending June 30, 2018. The Company generated strong results across a number of metrics including sales volume, income and operating cash flow.

Second Quarter 2018 Highlights

•	Sales up 11% versus prior year, including 4% volume increase and 7% higher raw material pass-through pricing

•	Net Income of $28.4 million, an increase of $2.6 million versus the prior year

•	EBITDA of $53.0 million, a decrease of $1.7 million versus the prior year

•	Cash Flow from Operations of $33.2 million, an increase of $3.6 million versus the prior year

•	Free Cash Flow of $10.4 million, a decrease of $4.6 million versus the prior year

•	Initiated share repurchases under current $75 million authorization

“AdvanSix delivered another strong quarter capping off a dynamic first half of 2018. The performance this quarter, including a 4% sales volume increase, continued to be supported by high plant utilization rates and a favorable supply and demand environment. Our results demonstrate the strength of our business model and our ability to perform in a rising input and energy environment. In addition, we initiated share repurchases in June reflecting our maturing capital allocation strategy and confidence in continued cash flow generation,” said Erin Kane, president and CEO of AdvanSix.

Summary second quarter 2018 financial results for the Company are included below:
Second Quarter 2018 Results

($ in Thousands, Except Earnings Per Share)	2Q 2018	2Q 2017
Sales	$400,459	$361,441
Net Income	28,410	25,766
Earnings Per Share (Diluted)	$0.91	$0.83
EBITDA (1)	52,969	54,619
EBITDA Margin % (1)	13.2%	15.1%
Cash Flow from Operations	33,154	29,586
Free Cash Flow (1)(2)	10,444	15,015

(1)	See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations

(2)	Net cash provided by operating activities less capital expenditures

Sales volume in the quarter increased 4% versus the prior year primarily due to increases in our ammonium sulfate, caprolactam, and chemical intermediates product lines. Pricing overall increased 7% versus the prior year due to raw material pass-through pricing following cost increases in benzene and propylene (inputs to cumene which is a key feedstock to our products). Market-based pricing was approximately flat compared to the prior year. The pricing benefit of improved industry supply and demand dynamics in our nylon, caprolactam and ammonium sulfate product lines was offset by the unfavorable impact of elevated North America acetone imports on our chemical intermediates product line.

Sales by product line represented the following approximate percentage of our total sales:

	2Q 2018	2Q 2017
Nylon	27%	29%
Caprolactam	19%	18%
Ammonium Sulfate Fertilizers	21%	21%
Chemical Intermediates	33%	32%

EBITDA of $53.0 million in the quarter decreased $1.7 million versus the prior year primarily due to increased manufacturing costs, including purchases of feedstocks which are normally manufactured by the Company, partially offset by the favorable impact of higher sales volume. Earnings per share of $0.91 increased 10% versus the prior year driven by the factors discussed above as well as lower interest expense and the benefits of tax reform reducing our effective tax rate.

Cash flow from operations of $33.2 million in the quarter increased $3.6 million versus the prior year primarily due to higher net income, including the benefit of tax reform, and the favorable impact of changes in working capital, partially offset by a reduced benefit from deferred taxes. Capital expenditures of $22.7 million in the quarter increased $8.1 million versus the prior year.

Outlook

•	Current favorable nylon industry conditions expected to continue

•	Expect new season ammonium sulfate fill pricing up approximately 10% year-over-year; typical seasonality expected to drive sequential pricing decline in 3Q 2018

•	North America acetone imports leveling off but near-term pricing headwind remains

•	3Q 2018 planned plant turnaround pre-tax income impact expected to be $25 to $28 million

•
Capital Expenditures expected to be $110 to $115 million for the full year 2018, including previously announced $20 to $30 million incremental investment toward high-return growth and cost savings project pipeline

“We remain focused on the flawless execution of our third quarter plant turnaround, while driving performance in an improved market environment. Our strategies focused on operational and commercial excellence, improving mix, and executing against a maturing pipeline of high-return capital projects position us well to drive long-term shareholder value,” added Kane.

Conference Call Information
AdvanSix will discuss its results during its investor conference call today starting at 9:00 a.m. ET. To participate on the conference call, dial (844) 855-9494 (domestic) or (412) 858-4602 (international) approximately 10 minutes before the 9:00 a.m. ET start, and tell the operator that you are dialing in for AdvanSix’s second quarter 2018 earnings call. The live webcast of the investor call as well as related presentation materials can be accessed at http://investors.advansix.com. Investors can hear a replay of the conference call from 12 noon ET on August 3 until 12 noon ET on August 10 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international). The access code is 10121613.

About AdvanSix
AdvanSix is a leading manufacturer of Nylon 6, a polymer resin which is a synthetic material used by our customers to produce engineered plastics, fibers, filaments and films that, in turn, are used in such end-products as automotive and electronic components, carpets, sports apparel, fishing nets and food and industrial packaging. As a result of our backward integration and the configuration of our manufacturing facilities, we also sell caprolactam, ammonium sulfate fertilizer, acetone and other intermediate chemicals, all of which are produced as part of our Nylon 6 integrated manufacturing chain. More information on AdvanSix can be found at http://www.advansix.com.

Forward Looking Statements
This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words like "expect," "anticipate," "estimate," “outlook”, "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" or other variations or similar terminology. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: general economic and financial conditions in the U.S. and globally; growth rates and cyclicality of the industries we serve; the impact of scheduled turnarounds and significant unplanned downtime and interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, and natural disasters; price fluctuations and supply of raw materials; our operations requiring substantial capital; failure to develop and commercialize new products or technologies; loss of significant customer relationships; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; hazards associated with chemical manufacturing, store and transportation; litigation associated with chemical manufacturing and our business operations generally; inability to acquire and integrate businesses, assets, products or technologies; protection of our intellectual property and proprietary information; prolonged work stoppages as a result of labor difficulties; cybersecurity and data privacy incidents; failure to maintain effective internal controls; our inability to achieve some or all of the anticipated benefits of the spin-off from Honeywell including uncertainty regarding qualification for expected tax treatment and indebtedness incurred in connection with the spin-off; fluctuations in our stock price; and tax reform or other changes in laws or regulations applicable to our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2017 and our subsequent Quarterly Reports on Form 10-Q.

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures intended to supplement, not to act as substitutes for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. Non-GAAP measures in this press release may be calculated in a way that is not comparable to similarly-titled measures reported by other companies.

# # #

Contacts:
Media	Investors
Debra Lewis	Adam Kressel
(973) 526-1767	(973) 526-1700
debra.lewis@advansix.com	adam.kressel@advansix.com

AdvanSix Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$16,714	$55,432
Accounts and other receivables – net	155,724	196,003
Inventories – net	122,129	129,208
Other current assets	5,869	7,130
Total current assets	300,436	387,773

Property, plant and equipment – net	619,267	612,612
Goodwill	15,005	15,005
Other assets	36,443	34,884
Total assets	$971,151	$1,050,274

LIABILITIES
Current liabilities:
Accounts payable	$176,589	$227,711
Accrued liabilities	28,208	35,013
Income taxes payable	3,258	1
Deferred income and customer advances	2,425	17,194
Line of credit – short-term	18,300	—
Current portion of long-term debt	—	16,875
Total current liabilities	228,780	296,794

Deferred income taxes	99,121	92,276
Line of credit – long-term	191,700	—
Long-term debt	—	248,339
Postretirement benefit obligations	29,212	33,396
Other liabilities	4,261	3,144
Total liabilities	553,074	673,949

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; 200,000,000 shares authorized; 30,524,738 shares issued and 30,445,636 outstanding at June 30, 2018; 30,482,966 shares issued and outstanding at December 31, 2017	305	305
Preferred stock, par value $0.01; 50,000,000 shares authorized and 0 shares issued and outstanding at June 30, 2018 and December 31, 2017	—	—
Treasury stock at par (79,102 shares at June 30, 2018; 0 shares at December 31, 2017)	(1)	—
Additional paid-in capital	264,849	263,081
Retained earnings	161,578	121,985
Accumulated other comprehensive loss	(8,654)	(9,046)
Total stockholders' equity	418,077	376,325
Total liabilities and stockholders' equity	$971,151	$1,050,274

AdvanSix Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Sales	$400,459	$361,441	$759,697	$738,145

Costs, expenses and other:
Costs of goods sold	342,958	299,298	664,278	613,193
Selling, general and administrative expenses	17,919	18,095	37,132	34,865
Other non-operating expense (income), net	1,582	2,965	5,128	4,763
	362,459	320,358	706,538	652,821

Income before taxes	38,000	41,083	53,159	85,324
Income taxes	9,590	15,317	13,156	32,265
Net income	$28,410	$25,766	$40,003	$53,059

Earnings per common share
Basic	$0.93	$0.85	$1.31	$1.74
Diluted	$0.91	$0.83	$1.28	$1.71

Weighted average common shares outstanding
Basic	30,481,627	30,482,966	30,485,095	30,482,966
Diluted	31,305,168	30,986,854	31,294,323	30,977,472

AdvanSix Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income	$28,410	$25,766	$40,003	$53,059
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,371	11,663	25,913	22,959
Loss on disposal of assets	1,025	655	1,336	1,189
Deferred income taxes	5,104	8,794	6,845	20,500
Stock based compensation	2,599	1,935	4,880	3,619
Accretion of deferred financing fees	109	148	1,589	296
Changes in assets and liabilities:
Accounts and other receivables	10,821	28,350	43,913	(7,945)
Inventories	2,506	(19,450)	7,079	(2,509)
Accounts payable	(16,974)	(13,981)	(33,442)	(14,157)
Income taxes payable	2,441	(203)	3,257	4,949
Accrued liabilities	2,826	2,596	(6,805)	(227)
Deferred income and customer advances	(14,701)	(18,122)	(14,769)	(23,982)
Other assets and liabilities	(4,383)	1,435	(2,578)	3,041
Net cash provided by operating activities	33,154	29,586	77,221	60,792

Cash flows from investing activities:
Expenditures for property, plant and equipment	(22,710)	(14,571)	(53,423)	(47,785)
Other investing activities	(252)	(3,941)	(1,254)	(4,062)
Net cash used for investing activities	(22,962)	(18,512)	(54,677)	(51,847)

Cash flows from financing activities:
Payment of long-term debt	—	—	(266,625)	—
Borrowings from line of credit	15,000	108,500	261,000	276,000
Payments of line of credit	(35,000)	(108,500)	(51,000)	(276,000)
Payment of line of credit fees	—	—	(1,362)	—
Principal payments under capital lease	(87)	(28)	(162)	(70)
Purchase of treasury shares	(2,743)	—	(3,113)	—
Net cash used for financing activities	(22,830)	(28)	(61,262)	(70)

Net change in cash and cash equivalents	(12,638)	11,046	(38,718)	8,875
Cash and cash equivalents at beginning of period	29,352	12,028	55,432	14,199
Cash and cash equivalents at the end of period	$16,714	$23,074	$16,714	$23,074

Supplemental non-cash investing activities:
Capital expenditures included in accounts payable			$7,704	$16,980

AdvanSix Inc.
Non-GAAP Measures
(Dollars in thousands)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net cash provided by operating activities	$33,154	$29,586	$77,221	$60,792
Expenditures for property, plant and equipment	(22,710)	(14,571)	(53,423)	(47,785)
Free cash flow (1)	$10,444	$15,015	$23,798	$13,007

(1) Free cash flow is a non-GAAP measure defined as Net cash provided by operating activities less Expenditures for property, plant and equipment

The Company believes that this metric is useful to investors and management as a measure to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Reconciliation of Net Income to EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net income	$28,410	$25,766	$40,003	$53,059
Interest expense, net	1,598	1,873	4,688	3,412
Income taxes	9,590	15,317	13,156	32,265
Depreciation and amortization	13,371	11,663	25,913	22,959
EBITDA (2)	$52,969	$54,619	$83,760	$111,695

Sales	$400,459	$361,441	$759,697	$738,145
EBITDA margin (3)	13.2%	15.1%	11.0%	15.1%

(2) EBITDA is a non-GAAP measure defined as Net Income before Interest, Income Taxes, Depreciation and Amortization
(3) EBITDA margin is defined as EBITDA divided by Sales

The Company believes these non-GAAP financial measures provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s operating performance, enhance a reader’s understanding of the financial performance of the Company, and facilitate a better comparison among fiscal periods and performance relative to its competitors, as these non-GAAP measures exclude items that are not considered core to the Company’s operations.